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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                           _______________________

                                   FORM 8-K

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



             September 28, 1994                September 27, 1994
             ____________________________________________________
                                               (Date of earliest
                                                event reported)



                      PUGET SOUND POWER & LIGHT COMPANY
             (Exact name of registrant as specified in its charter)


             Washington            1-4393            91-0374630
             (State or other       (Commission       (I.R.S. Employer
             jurisdiction of       File Number)      Identification
             incorporation)                          Number)



             411 108th Avenue N.E., Bellevue, Washington 98004-5515
              (Address of principal executive offices, zip code)


             Registrant's telephone number, including area code:
                                206/454-6363



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ITEM 5   OTHER EVENTS

On September 27, 1994, the Washington Utilities and Transportation Commission ("Commission") issued an order deciding the case which it initiated last fall to review the prudence of the Company's recent purchase power contracts. In that order the Commission held that 1.2% of the contract payments on the Tenaska contract and 3% of the contract payments on the March Point Phase II contract should not be recovered in rates. No disallowance was ordered in respect to the other seven purchased power contracts under review. This results in a refund of approximately $1,000,000 of rate revenues collected during the October 1, 1993 through September 30, 1994, period and a denial of $1,608,150 of rate revenues over the October 1, 1994 through September 30, 1995 period. The Commission calculated that this decision would amount to a cumulative disallowance of approximately $17 million on a present value basis over the life of the two contracts.

The basis for the Commission's disallowance is that the Commission felt that the Company had not adequately quantified the value of dispatchability of power when it evaluated these two power contracts. The Company disagrees with the Commission conclusions.

In a contemporaneous order, the Commission also acted on the Company's pending annual rate increase under its Periodic Rate Adjustment Mechanism. The Company had requested a $55.5 million revenue increase and the Commission allowed $53.7 million. The items of revenue disallowed were the $1.6 million related to the two purchased power contracts and $208,000 related to a $978,066 reduction which the Commission ordered in the Company's rate base for its conservation program.

The Commission's orders are subject to petitions for reconsideration and court appeals which may or may not be filed by the parties.


                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PUGET SOUND POWER & LIGHT COMPANY

Date:  September 28, 1994                 By          R. E. Olson
                                              -----------------------------
                                                      R. E. Olson
                                         Vice President Finance and Treasurer

                                        (Principal financial officer and
                                         officer duly authorized to sign this
                                         report on behalf of the registrant)